CONTACT:  Michael D. Witzeman

(513) 762-6714

Chemed Reports First-Quarter 2024 Results

CINCINNATI, April 24, 2024—Chemed Corporation (Chemed) (NYSE: CHE), which operates VITAS Healthcare Corporation (VITAS), one of the nation’s largest providers of end-of-life care, and Roto-Rooter, the nation’s largest commercial and residential plumbing and drain cleaning services provider, reported financial results for its first quarter ended March 31, 2024, versus the comparable prior-year period.

Changes to Non-GAAP Metrics

Chemed uses certain non-GAAP metrics such as EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted earnings per share, to provide additional context and perspective to reported operational results.

Chemed’s previously reported non-GAAP metrics during the four sequential quarters from September 30, 2022 through June 30, 2023 excluded the 12-month pandemic-related licensed healthcare professional retention bonus (Retention Program).

Starting with the quarter-ended September 30, 2023, the Company no longer excludes the cost of the Retention Program when presenting non-GAAP operating metrics in current or prior periods.

For the quarter-ended March 31, 2023, the pretax and after-tax Retention Program expense was $10.9 million and $8.3 million, respectively.  There was no material impact on financial results for the quarter-ended March 31, 2024 as a result of the Retention Program.

Results for Quarter Ended March 31, 2024

Consolidated operating results:

•	Revenue increased 5.2% to $589.2 million
•	GAAP Diluted Earnings-per-Share (EPS) of $4.24, an increase of 18.4%
•	Adjusted Diluted EPS of $5.20, an increase of 21.5%

VITAS segment operating results:

•	Net Patient Revenue of $354.0 million, an increase of 14.0%
•	Average Daily Census (ADC) of 19,665, an increase of 10.3%
•	Admissions of 16,911, an increase of 4.5%

•	Net Income, excluding certain discrete items, of $44.0 million, an increase of 77.6%
•	Adjusted EBITDA, excluding Medicare Cap, of $60.7 million, an increase of 67.2%
•	Adjusted EBITDA margin, excluding Medicare Cap, of 17.0%, an increase of 544-basis points

Roto-Rooter segment operating results:

•	Revenue of $235.2 million, a decrease of 5.8%
•	Net Income, excluding certain discrete items, of $42.7 million, a decrease of 15.8%
•	Adjusted EBITDA of $60.7 million, a decline of 15.6%
•	Adjusted EBITDA margin of 25.8%, a decline of 299-basis points

VITAS

VITAS net revenue was $354.0 million in the first quarter of 2024, which is an increase of 14.0% when compared to the prior-year period.  This revenue increase is comprised primarily of an 11.5% increase in days-of-care and a geographically weighted average Medicare reimbursement rate increase of approximately 2.6%.  Acuity mix shift negatively impacted revenue growth 60-basis points in the quarter when compared to the prior-year period’s revenue and level-of-care mix.  The combination of Medicare Cap and other contra revenue changes increased revenue growth by approximately 50-basis points.

In the first quarter of 2024, VITAS accrued $2.4 million in Medicare Cap billing limitations.  This compares to a $2.8 million Medicare Cap billing limitation in the first quarter of 2023.

Of VITAS’ 30 Medicare provider numbers, 27 provider numbers have a trailing 12-month Medicare Cap cushion of 10% or greater, two provider numbers have a cushion between 0% and 10%, and one provider number has a trailing 12-month Medicare Cap billing limitation totaling $6.4 million.

Average revenue per patient per day in the first quarter of 2024 was $203.08 which is 212-basis points above the prior-year period. Reimbursement for routine home care and high acuity care averaged $177.67 and $1,074.78, respectively.  During the quarter, high acuity days-of-care were 2.8% of total days of care, a decline of 10-basis points when compared to the prior-year quarter.

The first quarter 2024 gross margin, excluding Medicare Cap, was 23.7%.  This compares to the prior year quarter’s gross margin of 19.0%, excluding Medicare Cap.  Approximately 370-basis points of this difference is attributable to the expense associated with the Retention Program.  Selling, general and administrative expenses were $23.8 million in the first quarter of 2024 and compares to $23.3 million in the prior-year quarter.

Adjusted EBITDA, excluding Medicare Cap, totaled $60.7 million in the quarter, an increase of 67.2%.  Adjusted EBITDA margin in the quarter, excluding Medicare Cap, was 17.0%, which is

544-basis points above the prior-year period.  Approximately 370-basis points of this difference is attributable to the expense associated with the Retention Program.

As previously announced, VITAS completed its acquisition of the hospice assets and an assisted living facility of Covenant Health and Community Services, Inc. (Covenant Health) on April 17, 2024 for $85 million in cash.

Roto-Rooter

Roto-Rooter generated quarterly revenue of $235.2 million in the first quarter of 2024, a decrease of 5.8%, when compared to the prior-year quarter.

Roto-Rooter branch commercial revenue in the quarter totaled $53.7 million, a decrease of 10.5% from the prior-year period.  This aggregate commercial revenue decline consisted of drain cleaning revenue declining 9.9%, plumbing declining 11.9%, excavation declining 13.0%, and water restoration declining 2.5%.

Roto-Rooter branch residential revenue in the quarter totaled $162.9 million, a decrease of 3.5%, over the prior-year period.  This aggregate residential revenue decline consisted of drain cleaning decreasing 5.6%, plumbing decreasing 1.1%, excavation expanding 1.5%, and water restoration decreasing 8.5%.

Roto-Rooter’s gross margin in the quarter was 51.9%, a 126-basis point decline when compared to the first quarter of 2023.  Adjusted EBITDA in the first quarter of 2024 totaled $60.7 million, a decrease of 15.6%.  The Adjusted EBITDA margin in the quarter was 25.8%, which is 299-basis points below the prior-year period.

Chemed Consolidated

As of March 31, 2024, Chemed had total cash and cash equivalents of $313.4 million and no current or long-term debt.

In June 2022, Chemed entered into a five-year $550 million Amended and Restated Credit Agreement (Credit Agreement).  This Credit Agreement consisted of a $100 million amortizable term loan and a $450 million revolving credit facility. The interest rate on this Credit Agreement has a floating rate that is currently SOFR plus 100-basis points.  There is approximately $404.8 million of undrawn borrowing capacity under the Credit Agreement after excluding $45.2 million for Letters of Credit.

During the quarter, the Company repurchased 50,000 shares of Chemed stock for $32.3 million which equates to a cost per share of $646.87.  As of March 31, 2024, there was approximately $281.7 million of remaining share repurchase authorization under its plan.

Guidance for 2024

Management reiterates its estimated full-year 2024 earnings per diluted share, excluding: non-cash expense for stock options, tax benefits from stock option exercises, costs related to litigation, and other discrete items, guidance range of $23.30 to $23.70.  Management anticipates providing updated 2024 earnings guidance and related subsidiary operating metrics as part of the June 30, 2024 earnings press release.

Conference Call

As previously disclosed, Chemed will host a conference call and webcast at 10 a.m., ET, on Thursday April 25, 2024, to discuss the company's quarterly results and to provide an update on its business. Participants may access a live webcast of the conference call through the investor relations section of Chemed’s website, Investor Relations Home | Chemed Corporation or the hosting websitehttps://edge.media-server.com/mmc/p/as75yrfc.

Participants may also register via teleconference at: https://register.vevent.com/register/BIc1af400b429d468491b37732bcb93819.

Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. All participants are instructed to dial-in 15 minutes prior to the start time.

A  taped replay of the conference call will be available beginning approximately two hours after the call's conclusion. You may access the replay via webcast through the investor relations section of Chemed’s website.

Chemed Corporation operates in the healthcare field through its VITAS Healthcare Corporation subsidiary.  VITAS provides daily hospice services to patients with severe, life-limiting illnesses. This type of care is focused on making the terminally ill patient's final days as comfortable and pain-free as possible.

Chemed operates in the residential and commercial plumbing and drain cleaning industry under the brand name Roto-Rooter. Roto-Rooter provides plumbing, drain cleaning, and water cleanup services through company-owned branches, independent contractors and franchisees in the United States and Canada. Roto-Rooter also has licensed master franchisees in the republics of Indonesia and Singapore, and the Philippines.

This press release contains information about Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS, which are not measures derived in accordance with GAAP and which exclude components that are important to understanding Chemed’s financial performance. In reporting its operating results, Chemed provides EBITDA, Adjusted EBITDA and Adjusted Diluted EPS measures to help investors and others evaluate the Company’s operating results, compare its operating performance with that of similar companies that have different capital structures and evaluate its ability to meet its future debt service, capital expenditures and working capital requirements. Chemed’s management similarly uses EBITDA, Adjusted EBITDA and Adjusted Diluted EPS to assist it in evaluating the performance of the Company across fiscal periods and in assessing how its performance compares to its peer companies.  These measures also help Chemed’s management to estimate the resources required to meet Chemed’s future financial obligations and expenditures.  Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. We calculated Adjusted EBITDA Margin by dividing Adjusted EBITDA by service revenue and sales.  A reconciliation of Chemed’s net income to its EBITDA, Adjusted EBITDA and Adjusted Diluted EPS is presented in the tables following the text of this press release.

Forward-Looking Statements

Certain statements contained in this press release and the accompanying tables are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "hope," "anticipate," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Chemed does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause Chemed's actual results to differ from those expressed in such forward-looking statements.

These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care or plumbing and drain cleaning industries; periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs; difficulties predicting patient length of stay and estimating potential Medicare reimbursement obligations; challenges inherent in Chemed's growth strategy; the current shortage of  qualified nurses,  other healthcare professionals and  licensed plumbing and drain cleaning technicians; Chemed’s dependence on patient referral sources; and other factors detailed under the caption "Description of  Business by  Segment" or "Risk Factors" in Chemed’s  most recent  report on  form 10-Q  or 10-K and its other filings with the Securities and Exchange Commission.  You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended March 31,
	2024	2023
Service revenues and sales	$589,233	$560,157
Cost of services provided and goods sold	385,127	370,705
Selling, general and administrative expenses (aa)	115,873	100,095
Depreciation	13,287	12,286
Amortization	2,521	2,513
Other operating expense	92	1,739
Total costs and expenses	516,900	487,338
Income from operations	72,333	72,819
Interest expense	(425)	(1,551)
Other income/(expense)--net (bb)	12,577	(103)
Income before income taxes	84,485	71,165
Income taxes	(19,468)	(17,044)
Net income	$65,017	$54,121
Earnings Per Share
Net income	$4.30	$3.62
Average number of shares outstanding	15,121	14,966
Diluted Earnings Per Share
Net income	$4.24	$3.58
Average number of shares outstanding	15,339	15,110

(aa) Selling, general and administrative ("SG&A") expenses comprise (in thousands):

	Three Months Ended March 31,
	2024	2023
SG&A expenses before long-term incentive compensation
and the impact of market value adjustments related to
deferred compensation plans	$98,418	$97,902
Long-term incentive compensation	9,121	2,514
Market value adjustments related to deferred
compensation trusts	8,334	(321)
Total SG&A expenses	$115,873	$100,095

(bb) Other income/(expense)--net comprises (in thousands):
	Three Months Ended March 31,
	2024	2023
Market value adjustments related to deferred
compensation trusts	$8,334	$(321)
Interest income	4,243	150
Other	-	68
Total other income/(expense)--net	$12,577	$(103)

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)(unaudited)

	March 31,
	2024	2023
Assets
Current assets
Cash and cash equivalents	$313,350	$58,054
Accounts receivable less allowances	177,334	153,816
Inventories	10,712	10,663
Prepaid income taxes	9,790	10,633
Prepaid expenses	28,431	29,055
Total current assets	539,617	262,221
Investments of deferred compensation plans held in trust	117,649	97,436
Properties and equipment, at cost less accumulated depreciation	202,784	204,164
Lease right of use asset	131,751	131,219
Identifiable intangible assets less accumulated amortization	88,137	97,348
Goodwill	591,519	581,586
Other assets	56,176	57,511
Total Assets	$1,727,633	$1,431,485
Liabilities
Current liabilities
Accounts payable	$56,203	$40,279
Current portion of long-term debt	-	5,000
Income taxes	27,353	11,223
Accrued insurance	62,055	63,150
Accrued compensation	49,802	50,152
Accrued legal	7,183	6,061
Short-term lease liability	39,279	38,291
Other current liabilities	40,099	69,304
Total current liabilities	281,974	283,460
Deferred income taxes	24,899	35,418
Long-term debt	-	16,250
Deferred compensation liabilities	117,550	97,285
Long-term lease liability	106,861	106,212
Other liabilities	12,854	12,507
Total Liabilities	544,138	551,132
Stockholders' Equity
Capital stock	37,297	36,884
Paid-in capital	1,398,733	1,186,119
Retained earnings	2,505,892	2,246,354
Treasury stock, at cost	(2,760,543)	(2,591,588)
Deferred compensation payable in Company stock	2,116	2,284
Total Stockholders' Equity	1,183,495	880,053
Total Liabilities and Stockholders' Equity	$1,727,633	$1,431,185

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)(unaudited)

	For the Three Months Ended March 31,
	2024	2023
Cash Flows from Operating Activities
Net income	$65,017	$54,121
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	15,808	14,799
Noncash long-term incentive compensation	9,106	2,024
Stock option expense	9,025	8,482
Benefit for deferred income taxes	(5,422)	(3,195)
Amortization of debt issuance costs	80	95
Changes in operating assets and liabilities, excluding
amounts acquired in business combinations:
Decrease/(increase) in accounts receivable	5,345	(14,318)
Decrease/(increase) in inventories	1,302	(391)
Decrease in prepaid expenses	1,909	1,236
Decrease in accounts payable and
other current liabilities	(43,012)	(24,109)
Change in current income taxes	23,871	19,118
Net change in lease assets and liabilities	25	(632)
Increase in other assets	(12,243)	(2,173)
Increase in other liabilities	13,332	5,313
Other sources	406	122
Net cash provided by operating activities	84,549	60,492
Cash Flows from Investing Activities
Capital expenditures	(12,163)	(17,020)
Business combinations, net of cash acquired	(7,300)	-
Proceeds from sale of fixed assets	86	146
Other uses	(8)	(139)
Net cash used by investing activities	(19,385)	(17,013)
Cash Flows from Financing Activities
Purchases of treasury stock	(38,460)	-
Proceeds from exercise of stock options	37,242	25,680
Dividends paid	(6,050)	(5,685)
Capital stock surrendered to pay taxes on stock-based compensation	(5,725)	(3,166)
Change in cash overdrafts payable	(2,115)	-
Payments on long-term debt	-	(76,250)
Other uses	(664)	(130)
Net cash used by financing activities	(15,772)	(59,551)
Increase/(decrease) in Cash and Cash Equivalents	49,392	(16,072)
Cash and cash equivalents at beginning of year	263,958	74,126
Cash and cash equivalents at end of year	$313,350	$58,054

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023
(in thousands)(unaudited)
				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2024 (a)
Service revenues and sales	$354,007	$235,226	$-	$589,233
Cost of services provided and goods sold	271,896	113,231	-	385,127
Selling, general and administrative expenses	23,792	61,260	30,821	115,873
Depreciation	5,166	8,108	13	13,287
Amortization	26	2,495	-	2,521
Other operating expense	7	85	-	92
Total costs and expenses	300,887	185,179	30,834	516,900
Income/(loss) from operations	53,120	50,047	(30,834)	72,333
Interest expense	(46)	(117)	(262)	(425)
Intercompany interest income/(expense)	5,194	3,442	(8,636)	-
Other income—net	29	22	12,526	12,577
Income/(loss) before income taxes	58,297	53,394	(27,206)	84,485
Income taxes	(14,327)	(12,541)	7,400	(19,468)
Net income/(loss)	$43,970	$40,853	$(19,806)	$65,017

2023 (b)
Service revenues and sales	$310,478	$249,679	$-	$560,157
Cost of services provided and goods sold	253,654	117,051	-	370,705
Selling, general and administrative expenses	23,336	60,813	15,946	100,095
Depreciation	4,958	7,312	16	12,286
Amortization	26	2,487	-	2,513
Other operating expense	12	1,727	-	1,739
Total costs and expenses	281,986	189,390	15,962	487,338
Income/(loss) from operations	28,492	60,289	(15,962)	72,819
Interest expense	(50)	(133)	(1,368)	(1,551)
Intercompany interest income/(expense)	4,648	2,743	(7,391)	-
Other income/(expense)—net	189	29	(321)	(103)
Income/(loss) before income taxes	33,279	62,928	(25,042)	71,165
Income taxes	(8,515)	(15,275)	6,746	(17,044)
Net income/(loss)	$24,764	$47,653	$(18,296)	$54,121

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARIES OF EBITDA
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023
(in thousands)(unaudited)
				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2024
Net income/(loss)	$43,970	$40,853	$(19,806)	$65,017
Add/(deduct):
Interest expense	46	117	262	425
Income taxes	14,327	12,541	(7,400)	19,468
Depreciation	5,166	8,108	13	13,287
Amortization	26	2,495	-	2,521
EBITDA	63,535	64,114	(26,931)	100,718
Add/(deduct):
Intercompany interest expense/(income)	(5,194)	(3,442)	8,636	-
Interest income	(29)	(22)	(4,192)	(4,243)
Stock option expense	-	-	9,026	9,026
Severance arrangement	-	-	5,337	5,337
Long-term incentive compensation	-	-	3,784	3,784
Adjusted EBITDA	$58,312	$60,650	$(4,340)	$114,622

2023
Net income/(loss)	$24,764	$47,653	$(18,296)	$54,121
Add/(deduct):
Interest expense	50	133	1,368	1,551
Income taxes	8,515	15,275	(6,746)	17,044
Depreciation	4,958	7,312	16	12,286
Amortization	26	2,487	-	2,513
EBITDA	38,313	72,860	(23,658)	87,515
Add/(deduct):
Intercompany interest expense/(income)	(4,648)	(2,743)	7,391	-
Interest income	(121)	(29)	-	(150)
Stock option expense	-	-	8,482	8,482
Long-term incentive compensation	-	-	2,514	2,514
Litigation settlement	-	1,756	-	1,756
Adjusted EBITDA	$33,544	$71,844	$(5,271)	$100,117

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
RECONCILIATION OF ADJUSTED NET INCOME
(in thousands, except per share data)(unaudited)

	Three Months Ended March 31,
	2024	2023
Net income as reported	$65,017	$54,121
Add/(deduct) pre-tax cost of:
Stock option expense	9,026	8,482
Severance arrangement	5,337	-
Long-term incentive compensation	3,784	2,514
Amortization of reacquired franchise agreements	2,352	2,352
Litigation settlements	-	1,756
Add/(deduct) tax impacts:
Tax impact of the above pre-tax adjustments (1)	(2,388)	(2,852)
Excess tax benefits on stock compensation	(3,297)	(1,650)
Adjusted net income	$79,831	$64,723

Diluted Earnings Per Share As Reported
Net income	$4.24	$3.58
Average number of shares outstanding	15,339	15,110

Adjusted Diluted Earnings Per Share
Adjusted net income	$5.20	$4.28
Average number of shares outstanding	15,339	15,110

(1) The tax impact of pre-tax adjustments was calculated using the effective tax rate of the operating unit for which each adjustment is associated.

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
OPERATING STATISTICS FOR VITAS SEGMENT
(unaudited)

Three Months Ended March 31,
OPERATING STATISTICS	2024	2023
Net revenue ($000) (c)
Homecare	$304,860	$267,050
Inpatient	30,303	29,093
Continuous care	24,169	19,941
Other	4,084	3,021
Subtotal	$363,416	$319,105
Room and board, net	(2,944)	(2,769)
Contractual allowances	(4,090)	(3,108)
Medicare cap allowance	(2,375)	(2,750)
Net Revenue	$354,007	$310,478
Net revenue as a percent of total before Medicare cap allowance
Homecare	83.9%	83.7%
Inpatient	8.3	9.1
Continuous care	6.7	6.2
Other	1.1	1.0
Subtotal	100.0	100.0
Room and board, net	(0.8)	(0.8)
Contractual allowances	(1.1)	(1.0)
Medicare cap allowance	(0.7)	(0.9)
Net Revenue	97.4%	97.3%
Days of care
Homecare	1,447,912	1,286,437
Nursing home	283,158	265,429
Respite	7,752	5,760
Subtotal routine homecare and respite	1,738,822	1,557,626
Inpatient	26,645	26,369
Continuous care	24,037	20,686
Total	1,789,504	1,604,681

Number of days in relevant time period	91	90
Average daily census ("ADC") (days)
Homecare	15,911	14,294
Nursing home	3,112	2,949
Respite	85	64
Subtotal routine homecare and respite	19,108	17,307
Inpatient	293	293
Continuous care	264	230
Total	19,665	17,830

Total Admissions	16,911	16,179
Total Discharges	16,170	15,405
Average length of stay (days)	103.9	99.9
Median length of stay (days)	16.0	15.0

ADC by major diagnosis
Cerebro	43.6%	41.8%
Neurological	13.4	19.3
Cancer	10.1	10.5
Cardio	16.1	16.0
Respiratory	7.2	7.3
Other	9.6	5.1
Total	100.0%	100.0%
Admissions by major diagnosis
Cerebro	27.7%	26.4%
Neurological	7.5	10.7
Cancer	24.6	24.7
Cardio	15.6	16.2
Respiratory	10.8	10.9
Other	13.8	11.1
Total	100.0%	100.0%

Estimated uncollectible accounts as a percent of revenues	1.1%	1.0%

Accounts receivable --
Days of revenue outstanding-excluding unapplied Medicare payments	42.3	34.7
Days of revenue outstanding-including unapplied Medicare payments	34.3	29.2

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
FOOTNOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023
(unaudited)

(a)	Included in the results of operations for 2024 are the following significant credits/(charges) which may not be indicative of ongoing operations
	(in thousands):
		Three Months Ended March 31, 2024
		VITAS	Roto-Rooter	Corporate	Consolidated

	Stock option expense	$-	$-	$(9,026)	$(9,026)
	Severance arrangement	-	-	(5,337)	(5,337)
	Long-term incentive compensation	-	-	(3,784)	(3,784)
	Amortization of reacquired franchise agreements	-	(2,352)	-	(2,352)
	Pretax impact on earnings	-	(2,352)	(18,147)	(20,499)
	Excess tax benefits on stock compensation	-	-	3,297	3,297
	Income tax benefit on the above	-	548	1,840	2,388
	After-tax impact on earnings	$-	$(1,804)	$(13,010)	$(14,814)

(b)	Included in the results of operations for 2023 are the following significant credits/(charges) which may not be indicative of ongoing operations
	(in thousands):
		Three Months Ended March 31, 2023
		VITAS	Roto-Rooter	Corporate	Consolidated

	Stock option expense	$-	$-	$(8,482)	$(8,482)
	Long-term incentive compensation	-	-	(2,514)	(2,514)
	Amortization of reacquired franchise agreements	-	(2,352)	-	(2,352)
	Litigation settlements	-	(1,756)	-	(1,756)
	Pretax impact on earnings	-	(4,108)	(10,996)	(15,104)
	Excess tax benefits on stock compensation	-	-	1,650	1,650
	Income tax benefit on the above	-	1,089	1,763	2,852
	After-tax impact on earnings	$-	$(3,019)	$(7,583)	$(10,602)

(c)

VITAS has 11 large (greater than 450 ADC), 19 medium (greater than 200 but less than 450 ADC) and 20 small (less than 200 ADC) hospice programs.  Of Vitas' 30 Medicare provider numbers, for the trailing 12 months, 27 provider numbers have a Medicare cap cushion of greater than 10%, one provider number has a Medicare cap cushion between 5% and 10%, one provider number has a Medicare cap cushion between 0% and 5%, and one provider number has a Medicare cap liability.